Exhibit 10.48

Securities Purchase Agreement

by and among

fuboTV Inc.

And

[                ]

Exhibit A     Warrant

i

SECURITIES PURCHASE AGREEMENT

Dated as of [        ]

This Securities Purchase Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”), by and between fuboTV Inc., a Florida corporation (the “Company”), and [           ], a Delaware limited liability company (the “Purchaser”). The Company and Purchaser may be collectively referred to herein as the “Parties” and individually as a “Party”.

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) certain shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) a warrant to acquire certain shares of Common Stock as set forth herein, and the Parties desire to undertake certain additional transactions as set forth herein and in the Transaction Documents (as defined below) (collectively, the “Transactions”);

WHEREAS, the Common Stock is being offered, sold and issued to the Purchaser, without registration under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act; pursuant to Rule 506 of Regulation D promulgated under the Act;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. For purposes of this Agreement:

(a)	“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c)	“Business Day” shall mean a day other than Saturday, Sunday or a federal holiday in which the OTCQB Venture Market is closed for trading.

(d)	“Commission” means the Securities and Exchange Commission.

(e)	“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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(f)	“Company Charter Documents” shall mean The Articles of Incorporation and Bylaws of the Company, each as amended to date.

(g)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(h)	“Effective Date” means the earliest of the date that (a) the registration statement contemplated by Section 4.04 has been declared effective by the Commission, (b) all of the Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Shares is not an Affiliate of the Company, or (d) all of the Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and the Company’s counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

(i)	“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

(j)	“Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(k)	“Material Adverse Change” when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change, that (i) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries or (ii) will or is reasonably likely to materially impede the ability of such entity to timely consummate the Transactions in accordance with the terms thereof and applicable legal requirements.

(l)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(m)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

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(n)	“Significant Subsidiary” shall have the meaning provided by Rule 1-02 of Regulation S-X of the Commission.

(o)	“Subsidiary,” when used with respect to any Party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries.

(p)	“Subsidiary Charter Documents” shall mean the articles of incorporation or certificate of incorporation and bylaws, or like organizational documents of a Subsidiary.

(q)	“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB Venture Market or OTCQX (or any successors to any of the foregoing).

(r)	“Transaction Documents” means, collectively, this Agreement and any agreement, document, certificate or instrument entered into in connection with this Agreement or the Transactions.

Section 1.02 Interpretive Provisions. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars. Reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to Articles or Sections refer to those portions of this Agreement.

Article II. Purchase and Sale of Securities

Section 2.01 Purchase and Sale of Securities. Upon the terms and conditions as set forth in this Agreement, at the Closing (as defined below) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company (i) [    ] shares of Common Stock (the “Shares”), at a price per Share equal to $9.25 and for an aggregate purchase price of $[    ] (the “Purchase Price”) and (ii) a warrant to acquire [    ] shares of Common Stock, an exercise price of $9.25 per share, with an eighteen-month exercise period, in the form as attached hereto as Exhibit A (the “Warrant” and, together with the Shares, the “Securities”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506(b) promulgated under Regulation D of the Securities Act.

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Section 2.02 Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Securities. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of the Company located at 1115 Broadway, 12th Floor, New York, NY 10010, on the Closing Date.

Section 2.03 Deliverables and Actions at the Closing.

(a)	At the Closing, Purchaser shall deliver to the Company:

(i)	The Purchase Price, via wire transfer to an account as identified by the Company prior to the Closing Date;

(ii)	the Warrant, duly executed by an authorized officer of the Purchaser; and

(iii)	such other documents as the Company may reasonably request for the purpose of evidencing the accuracy of any of Purchaser’s representations and warranties; evidencing the performance by the Purchaser of, or the compliance by the Purchaser with, any covenant or obligation required to be performed or complied with by the Purchaser; or otherwise facilitating the consummation or performance of any of the Transactions.

(b)	At the Closing, the Company shall deliver to the Purchaser:

(i)	a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to issue the Shares to the Purchaser in book entry format;

(ii)	the Warrant, duly executed by an authorized officer of the Company; and

(iii)	such other documents as the Purchaser may reasonably request for the purpose of evidencing the accuracy of any of Company’s representations and warranties; evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company; or otherwise facilitating the consummation or performance of any of the Transactions.

Section 2.04 Expenses.

As soon as reasonably practicable following the Closing, the Company shall reimburse Purchaser for Purchaser’s reasonable out of pocket costs and expenses in connection with the Transactions, up to a maximum amount of $[ ]. Purchaser shall provide to the Company reasonable evidence of such costs and expenses.

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Article III. Representations and Warranties

Section 3.01 Representations and Warranties of the Company. Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the Closing Date, referencing the subsection(s) of this Section 3.01 to which such disclosure relate(s), and which disclosure schedules shall qualify such representations and warranties as set forth herein, the Company hereby represents and warrants to the Purchaser as follows:

(a)	Organization; Standing and Power. The Company and each of its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to the Company.

(b)	Issuance and Delivery of Securities. The issuance and delivery of the Securities has been duly authorized and, when issued and paid for in accordance with the terms of this Agreement or the Warrant, (a) the Shares and the shares of Common Stock that may be issued pursuant to the Warrant (the “Warrant Shares”) shall be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions (collectively, “Liens”), except for such restrictions on transfer or ownership as set forth in this Agreement or otherwise imposed by applicable federal or state securities laws or by the Purchaser, (b) the Shares and the Warrant Shares shall have been duly authorized and validly issued, (c) shall be fully paid and nonassessable and (d) assuming the accuracy of the Purchaser’s representations and warranties herein, shall have been issued in compliance with all applicable federal and state securities laws. The issuance and delivery of the Securities and the Warrant Shares, if and when issued (collectively, the “Company Securities”) are not subject to any preemptive or similar rights.

(c)	Charter Documents. The Company is not in violation of any of the provisions of the Company Charter Documents in any respect which would reasonably be expected to result in a Material Adverse Change, and each Significant Subsidiary of the Company is not in violation of its respective Subsidiary Charter Documents in any respect which would reasonably be expected to result in a Material Adverse Change.

(d)	Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, a wholly owned Subsidiary of the Company, or the Company and another wholly owned Subsidiary of the Company, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by (i) applicable securities laws; (ii) that certain Credit and Guaranty Agreement dated as of April 6, 2018, by and among fuboTV Inc., certain subsidiaries of fuboTV Inc., as guarantors, and AMC Networks Ventures LLC; and (iii) that certain credit agreement and collateral agreement, both dated July 16, 2020, by and among the Company, fuboTV Inc., and Access Road Capital LLC; except as would not reasonably be expected to have a Material Adverse Change to the Company or a Material Adverse Change to such Subsidiary. Other than the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person. For purposes of this Agreement, the term “Lien” shall mean pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever.

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(e)	Capital Stock. The authorized capital stock of the Company consists of: (i) 400,000,000 shares of Common Stock and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). At the close of business on August 21, 2020 (i) 46,132,245 shares of Common Stock were issued and outstanding; (ii) 27,412,393 shares of Series AA Preferred Stock of the Company were issued and outstanding and (iii) 203,000 shares of Series D Preferred Stock of the Company were issued and outstanding. No shares of Common Stock are owned or held by any Subsidiary of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the purchase and sale of the Company Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Company Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Company’s Board of Directors or others is required for the issuance and sale of the Company Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(f)	Authority. The Company has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents which are executed by the Company or to which the Company is a party. The execution and delivery of the Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate or other proceeding on the part of the Company is necessary to authorize the execution and delivery of the Transaction Documents or to consummate the Transactions, subject only to such registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws including without limitation the filing for Form D with the Commission and the rules and regulations of the OTCQB Venture Market (the “Necessary Consents”). The Transaction Documents have been, or will be upon the Closing, duly executed and delivered by the Company and, assuming due execution and delivery by the other Parties, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(g)	Non-Contravention. The execution and delivery of the Transaction Documents by the Company does not, and performance of the Transaction Documents by the Company and the consummation of the Transactions will not: (i) conflict with or violate the Company Charter Documents or any Subsidiary Charter Documents of any Subsidiary of the Company or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any material contract of the Company, in each case other than would not reasonably be expected to result in a Material Adverse Change.

(h)	Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person is required to be obtained or made by the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the Transactions, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not reasonably be expected to result in a Material Adverse Change or materially adversely affect the ability of the Parties to consummate the Transactions.

(i)	SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(j)	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Change, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Company Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws as of the Closing Date that has not been publicly disclosed at least 1 Business Day prior to the Closing Date.

(k)	Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Change (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the Closing Date. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Change. To the knowledge of the Company, all such Intellectual Property Rights are enforceable, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

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(l)	Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the OTCQB Venture Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTCQB Venture Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(m)	Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Company Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of this Agreement

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Section 3.02 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a)	Organization and Standing of the Purchaser. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)	Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Company Securities. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the Transactions have been duly authorized by all necessary corporate or other action, and no further consent or authorization of the Purchaser or its manager(s), members or partners, as the case may be, is required. The Transaction Documents constitute, or shall constitute when executed and delivered by the Company and the Purchaser, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor’s rights and remedies or by other equitable principles of general application.

(c)	Investment Representations.

(i)	Purchaser understands and agrees that the consummation of this Transactions including the delivery of the Company Securities to Purchaser as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Company Securities are being acquired for Purchaser’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws).

(ii)	Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(iii)	Purchaser understands that the Company Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Company Securities.

(iv)	Purchaser and its advisors, if any, have been furnished with all materials relating to the Business, finances and operations of the Company and materials relating to the offer and sale of the Company Securities which have been requested by Purchaser or its advisors. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Purchaser understands that its investment in the Company Securities involves a significant degree of risk.

(v)	At no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Purchaser is not purchasing the Company Securities acquired by Purchaser hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Company Securities acquired by Purchaser hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

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(vi)	Purchaser is acquiring the Company Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other Person has a direct or indirect beneficial interest in the Company Securities. Further, Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Company Securities.

(vii)	Purchaser understands that (i) the sale or re-sale of the Company Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Company Securities may not be transferred unless (1) the Company Securities are sold pursuant to an effective registration statement under the Securities Act; (2) Purchaser shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Company Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company; (3) the Company Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of Purchaser who agrees to sell or otherwise transfer the Company Securities only in accordance with this Agreement to a Person who is an Accredited Investor; (4) the Company Securities are sold pursuant to Rule 144; (5) the Company Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); or (6) the Company Securities are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Purchaser shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of Company Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Company Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Company Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

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(viii)	Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of its investment in the Company Securities and, at the present time, is able to afford a complete loss of such investment.

(ix)	Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Company Securities or the suitability of the investment in the Company Securities nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

(x)	Any legend required by the securities laws of any state to the extent such laws are applicable to any Shares or the Warrant Shares represented by a certificate so legended shall be included on any certificates representing the Shares or the Warrant Shares. Purchaser also understands that the Shares may bear the following or a substantially similar legend unless and until the Shares or the Warrant Shares are registered for resale under the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

(d)	Brokers. Purchaser has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article IV. Covenants and Additional Agreements

Section 4.01 Public Disclosure. The Parties shall consult with each other, and to the extent practicable, agree, before issuing any press release or Form 8-K or otherwise making any public statement with respect to the Transactions other than as may be required by applicable law, the Commission or the OTCQB Venture Market, as advised by counsel to the Company. The Company will file a Current Report on Form 8-K disclosing the transactions contemplated by this Agreement as required by applicable law.

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Section 4.02 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Each Party agrees to use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, subject to the terms and conditions hereof and thereof.

Section 4.03 Additional Listing Application. To the extent required by the rules of the OTCQB Venture Market, the Company will file a notification form for the listing of the Shares in connection with the Transactions.

Section 4.04 Registration. Following the Closing Date, the Company shall utilize its commercially reasonable efforts to file, by November 1, 2020 (the “Filing Deadline”), a resale registration statement pursuant to the Securities Act with the Commission for the resale of the Shares and the Warrant Shares by the Purchaser, and use commercially reasonable efforts to cause such registration statement to be declared effective by the Commission by the 45th calendar day after the earlier of the filing date or the Filing Deadline.

Section 4.05 Removal of Legends. Any certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 3.02(c)(x) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 in accordance with the provisions herein, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent or the Purchaser promptly after the Effective Date to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.05, it will, no later than two (2) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of any certificate representing Shares or Warrant Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4.05. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

Section 4.06 Furnishing of Information; Public Information.

(a)	Until such time that the Purchaser does not own any of the Company Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

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(b)	At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) becomes an issuer described in Rule 144(i)(1)(i) in the future, and the Company shall or (x) fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares or Warrant Shares, an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price for the Shares, on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Shares pursuant to Rule 144. The payments to which Purchaser shall be entitled pursuant to this Section 4.06(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 4.07 Listing of Common Stock. The Company hereby agrees to use its commercially reasonable efforts to maintain the listing or quotation of the Common Stock on a Trading Market. The Company will then take all action commercially reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market. The Company agrees to use its commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Article V. Survival; Indemnification

Section 5.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations, warranties and covenants of the Parties contained herein shall survive the Closing and shall remain in full force and effect for the maximum period permitted by applicable law.

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Section 5.02 Indemnification. Subject to the provisions of this Section 5.02, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (c) an untrue statement or alleged untrue statement of a material fact contained in any registration statement contemplated by Section 4.04 or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus included in any such registration statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.02 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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Article VI. Miscellaneous

Section 6.01 Governing Law; Jurisdiction Etc.

(a)	This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of laws.

(b)	Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced solely in any state or federal court located in the State of New York. Each Party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 6.01 by the state and federal courts located in the State of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

(c)	EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.01(c).

Section 6.02 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. Any previous agreements among the Parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by both Parties.

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Section 6.03 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the Party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

If to the Purchaser, to:

[               ]

with a copy (which shall not constitute notice) to:

[               ]

If to the Company, to:

fuboTV Inc.
Attention: Chief Executive Officer

1115 Broadway, 12th Floor

New York, NY 10010
Email: dgandler@fubo.tv

with a copy (which shall not constitute notice) to:

Anthony L.G., PLLC

Attention: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: Lanthony@anthonypllc.com

Section 6.04 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of the other Party shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Section 6.05 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Parties.

Section 6.06 No Third Party Beneficiaries. Other than as specifically set forth herein, including in Article V, nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 6.07 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

Section 6.08 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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Section 6.09 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

Section 6.10 No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Entity and thereafter finally paid.

Section 6.11 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 6.12 Construction of Agreement. No provision of this Agreement shall be construed against either Party as the drafter thereof.

[Remainder of page intentionally left blank. Signature pages to follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Closing Date.

fuboTV Inc.

By:
Name:	Gina Sheldon
Title:	General Counsel

[ ]

By:
Name:
Title:

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Exhibit A

Warrant

(Attached)